Exhibit 10.3

AMENDMENT TO

LEXINGTON CORPORATE PROPERTIES TRUST

1998 SHARE OPTION PLAN

WHEREAS, Lexington Corporate Properties Trust (the “Company”) maintains the 1998 Share Option Plan (the “SOP”);

WHEREAS, the Company has the authority to amend the SOP pursuant to section 4 of the SOP;

WHEREAS, the Company has decided it is in the best interest of the Company to amend the SOP to permit the Compensation Committee of the Company’s Board of Trustee to accelerate the vesting of restricted stock granted under the SOP on such terms as it may determine is appropriate in its sole discretion;

NOW, THEREFORE, the SOP is amended in the following manner:

1.           Section 8A of the SOP is amended effective immediately, by revising the last sentence as follows:

The vesting restrictions applicable to restrict share awards may be accelerated on the same basis as the acceleration of the exercisability of options under Section 11 hereof or on any other basis that the Committee determines is appropriate in its sole discretion.

2.             Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the SOP, except as provided above.

IN WITNESS WHEREOF, on this 28th day of December 2006, the Company has adopted this Amendment to the SOP.

Lexington Corporate Properties Trust

By /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer